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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

Wholly-Owned Subsidiaries

                                                  PLACE OF INCORPORATION
                                                  ----------------------
1. Aero-Biotech Group Limited                     British Virgin Islands
2. China Victory International Holdings Limited          Hong Kong
3. Aero-Biotech Science & Technology Co., Ltd.              PRC

Consolidated Variable Interest Entity

Primalights III, Agriculture Development Co., Ltd.     PRC